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                                                                  Exhibit 99.7

Form of consent for testimonial:



     The undersigned, as an authorized representative of Longs Drugs, hereby consents to the inclusion of the following quotation attributable to the undersigned, as representative of Longs Drugs, in the registration statement on Form S-1 (Registration No. 333-69261) and all amendments thereto (the "Registration Statement") of Intraware, Inc.:

     "Intraware's services have saved us considerable time and effort. Tailored to the specific software we use, SUBSCRIBNET provides information to us, rather than us having to cull through each vendor's site and obtain it ourselves. COMPARISCOPE is used whenever we're making a "buy" decision based on our unique requirements. For instance, we were able to evaluate and select a Java Development Environment in a fraction of the time it would previously have taken us, because the evaluation criteria has already been defined within COMPARISCOPE. For Longs Drugs, this translates into a huge saving of staff time and expense."

     --Dave Klinzman, Director of Enterprise Operations Services, Longs
       Drugs

, and further consents to the inclusion of this consent as an exhibit to such Registration Statement.



                                     Longs Drugs

                        (Signature)  By:    /s/ David R. Klinzman
                                           -----------------------------------
                                     Name:  David R. Klinzman
                                           -----------------------------------
                                     Title: Director of Enterprise Operations
                                            Services
                                           -----------------------------------
                                     Date:  2/22/99
                                           -----------------------------------